UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   Form 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): July 15, 2002
                                                  -------------

                CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION
                ----------------------------------------------
          (Exact Name of the registrant as specified in its charter)
                   (on behalf of the Providian Master Trust)
                   (formerly the First Deposit Master Trust)

                                     33-59922
                                     33-84844
                                     33-99462
                                    333-22131
                                    333-55817
                                    333-39856
United States                       000-22305                 22-2382028
-------------                       ---------                 ----------
(State or other Jurisdiction   (Commission File Number)     I.R.S. Employer
of Incorporation)                                           Identification No.)



                   White Clay Center Building 200 Route 273
                            Newark, Delaware 19711
                   ----------------------------------------
                   (Address of principal executive offices)


Registrant's telephone number, including area code:  (302) 575-5000.


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Item 5. Other Events.
        ------------

         The Providian Master Trust portfolio yield for June 2002 was 17.61%, 187 bps lower than May 2002. The lower portfolio yield in June was primarily due to three fewer collection days in June versus May. The June net loss percentage of 8.65% for the Providian Master Trust was 114 bps lower than May, the result of both lower bankruptcy and contractual charge-offs.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            CHASE MANHATTAN BANK USA,
                                            NATIONAL ASSOCIATION



                                            By: /s/ Patricia Garvey
                                                ---------------------
                                                Name:   Patricia Garvey
                                                Title:  Vice President



Date: July 24, 2002